Exhibit 10.21
AMENDMENT TO DIRECTOR UNIT SUBSCRIPTION AGREEMENT
THIS AMENDMENT (this “Amendment”) is made as of [                    ], 2009, to that certain Director Unit Subscription Agreement (Preferred Units, Class A Units and Class E Units) (the “Agreement”), dated as of December 8, 2008, by and between NMH Investment, LLC, a Delaware limited liability company (the “Company”), and Pamela F. Lenehan (the “Director”) and is made by and between the Company and the Director. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.
NOW THEREFORE, the parties hereto agree as follows:
1. Amendment to Section 4.2 of the Agreement. In accordance with Section 6.6 of the Agreement, Section 4.2 of the Agreement is hereby amended as follows: Section 4.2 is hereby deleted in its entirety and replaced with the following:
“4.2 Call Options.
(a) If Director’s service as a member of the Board terminates for any of the reasons set forth in clauses (i), (ii) or (iii) below prior to a Sale of the Company, the Company shall have the right and option to purchase for a period of seven months following the Termination Date, and each member of Director Group shall be required to sell to the Company, any or all of such Units then held by such member of Director Group (it being understood that if Units of any class subject to repurchase hereunder may be repurchased at different prices, the Company may elect to repurchase only the portion of the Units of such class subject to repurchase hereunder at the lower price), at a price per unit equal to the applicable purchase price determined pursuant to Section 4.2(c):
(i) if Director’s service as a member of the Board is terminated due to the Disability or death of Director;
(ii) if Director’s service as a member of the Board is terminated by the Company and its subsidiaries without Cause or by Director for any reason when none of the circumstances set forth in clauses (i) and (iii) apply;
(iii) if Director’s service as a member of the Board is terminated by the Company or any of its subsidiaries for Cause.
(b) If the Company desires to exercise one of its options to purchase Units pursuant to this Section 4.2, the Company shall, not later than seven months after the Termination Date, send written notice to each member of Director Group of its intention to purchase Units, specifying the number of Units to be purchased (the “Call Notice” and the date that such Call Notice is given, the “Call Notice Date”). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 30th day after the the Call Notice Date.

(c) In the event of a purchase by the Company pursuant to Section 4.2(a), the purchase price shall be:
(i) with respect to a purchase of all Units, in the case of a termination of Director’s service as a member of the Board described in Section 4.2(a)(iii), a price per Unit equal to the lesser of (A) Fair Market Value (measured as of the Call Notice Date) and (B) Cost;
(ii) with respect to a purchase of Preferred Units or Class A Units, in the case of a termination of Director’s service as a member of the Board described in Sections 4.2(a)(i) or Section 4.2(a)(ii), a price per Unit equal to Fair Market Value (measured as of the Call Notice Date); and
(iii) with respect to a purchase of Class E Units, in the case of a termination of Director’s service as a member of the Board described in Section 4.2(a)(i) or Section 4.2(a)(ii), with respect to the number of Units being purchased which is the product of (x) the total number of Units being purchased and (y) the Applicable Percentage (measured as of the Termination Date), a price per Unit equal to Fair Market Value (measured as of the Call Notice Date), and (if the Applicable Percentage (measured as of the Termination Date) is less than 100%) the purchase price with respect to the remaining Units being sold shall be a price per Unit equal to the lesser of (A) Fair Market Value (measured as of the Call Notice Date) and (B) Cost;
provided that in any case the Board shall have the right, in its sole discretion, to increase any purchase price set forth above.”
2. Effect of Amendment. All references to “this Agreement” in the Agreement shall mean the Agreement as amended by this Amendment. Except as provided in this Amendment, no other provisions of the Agreement, as amended, shall be amended and the Agreement will remain in full force and effect.
3. Counterparts. This Amendment may be executed in multiple counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.
4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.
* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

NMH INVESTMENT, LLC, a Delaware limited liability company

By:
Name: Edward M. Murphy
Title: President

Pamela F. Lenehan
SIGNATURE PAGE TO AMENDMENT TO DIRECTOR UNIT
SUBSCRIPTION AGREEMENT